EXHIBIT 107.1

Calculation of Filing Fee Tables

S-3
(Form Type)

EXELON CORPORATION

COMMONWEALTH EDISON COMPANY
POTOMAC ELECTIC POWER COMPANY
(Exact Name of Registrant as Specified in its Charter)

Not applicable

(Translation of Registrant’s Name into English)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid	Debt	Exelon Corporation Debt Securities	457(o)	(1)	(1)	(2)	0.0001476	(2)
Fees to Be Paid	Equity	Exelon Corporation Common Stock	457(o)	(1)	(1)	(2)	0.0001476	(2)
Fees to Be Paid	Equity	Exelon Corporation Stock Purchase Contracts	457(o)	(1)	(1)	(2)	0.0001476	(2)
Fees to Be Paid	Equity	Exelon Corporation Stock Purchase Units	457(o)	(1)	(1)	(2)	0.0001476	(2)
Fees to Be Paid	Equity	Exelon Corporation Preferred Stock	457(o)	(1)	(1)	(2)	0.0001476	(2)
Fees to Be Paid	Equity	Exelon Corporation Depositary Shares	457(o)	(1)	(1)	(2)	0.0001476	(2)
Fees to Be Paid	Debt	Commonwealth Edison Company Debt Securities	457(o)	(1)	(1)	(2)	0.0001476	(2)
Fees to Be Paid	Debt	Potomac Electric Power Company Debt Securities	457(o)	(1)	(1)	(2)	0.0001476	(2)
Fees to Be Paid	Unallocated Universal Shelf		457(0)			$7,200,000,000(2)	0.0001476	$1,062,720(2)
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
	Total Offering Amounts					$7,200,000,000		$1,062,720
	Total Fees Previously Paid
	Total Fee Offsets
	Net Fee Due							$1,062,720

(1)	There is being registered hereby such indeterminate amount of the identified classes of securities as may from time to time be issued at indeterminate prices. The amount registered, the proposed maximum offering price per unit, the maximum aggregate offering price and the amount of registration fee are not specified as to each class of securities being registered. The proposed maximum offering price per unit will be determined from time to time by the registrants in connection with the issuance of securities registered under the registration statement to which this Exhibit 107 relates (the “Registration Statement”).

(2)	The maximum aggregate offering price of all securities reflected in the table above has been estimated solely for purposes of calculating a registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended (the “Securities Act”). In no event will the aggregate offering price of the securities issued under the Registration Statement exceed the amount registered.

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